3: E

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 29, 2003

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 9. Regulation FD Disclosure

          The Registrant furnishes, pursuant to Regulation FD, its earnings news release dated April 29, 2003, entitled "DuPont Reports First Quarter 2003 Earnings," a copy of which is below.

April 29, 2003	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4114
anthony.r.farina@usa.dupont.com

DUPONT REPORTS FIRST QUARTER
2003 EARNINGS

Summary
  First quarter 2003 earnings, before special items and cumulative effect of changes in accounting principles, were $.61 per share compared with first quarter 2002 earnings of $.55, up 11 percent.
  First quarter 2003 income before cumulative effect of changes in accounting principles was $564 million, or $.56 per share, compared with $479 million, or $.48 per share, for the first quarter 2002.
  Consolidated net sales for the first quarter were $7 billion, up 14 percent, driven by a 7 percent volume increase and a 6 percent benefit from the currency effect of a weaker U.S. dollar.

Earnings Comparisons*
($ per share diluted)

	1Q'03	1Q'02
Reported	.56	.48
Special Items	(.05)	(.07)
Before Special Items	.61	.55

*	Excludes cumulative effect of changes in accounting principles of $(.03) in 2003 and $(2.94) in 2002.

          "Our sales growth in the first quarter reflects strong volume increases in each of our five growth platforms and DuPont Textiles & Interiors (DTI). This broad-based volume growth, combined with particularly strong results in Pharmaceuticals, Agriculture & Nutrition and Safety & Protection, offset the impact of higher pension, energy, and raw material costs in the first quarter," said Charles O. Holliday, Jr., chairman and CEO. "Our businesses performed well, maintaining their momentum even better than expected through the end of the quarter."

Global Consolidated Net Sales and Net Income

          Consolidated net sales totaled $7 billion compared to $6.1 billion in first quarter 2002, up 14 percent. This includes 7 percent higher sales volume, a 2 percent benefit attributable to the net impact of acquired and divested businesses, and a 6 percent benefit from the weaker dollar, partly offset by 1 percent lower local selling prices.
          First quarter net income was $535 million, compared to a loss of $2,465 million in the first quarter of 2002. Income before cumulative effect of changes in accounting principles was $564 million in the current quarter versus $479 million in the first quarter 2002, up 18 percent. The increase in income principally reflects higher sales volumes, the benefit of a weaker U.S. dollar and lower income taxes, partly offset by increases in raw material costs and pension expense.
          Special items, which are described in the notes accompanying the financial statements, totaled a after-tax charge of $51 million, or $.05 per share, in the first quarter 2003 versus a net after-tax charge of $73 million, or $.07 per share, last year, as shown in the table below:

SPECIAL ITEMS
	$MM Pretax		$MM After-Tax		($ Per Share)
	2003	2002	2003	2002	2003	2002
Benlate® Shareholder Litigation Settlement	(78)		(51)		(.05)

1st Quarter Total	(78)	(72)	(51)	(73)	(.05)	(.07)

First Quarter Segment Sales
          Worldwide and regional segment sales and related variances for the first quarter 2003 compared with the first quarter 2002 are summarized below. Segment sales include transfers and a pro rata share of equity affiliate sales.

	Segment Sales		% Change Due To
	1Q'03 $B	% Change vs. 1Q'02	Local Price	Currency Effect	Volume	Other*
Worldwide	7.8	15	(1)	6	7	3
United States	3.6	8	0	0	3	5
Europe	2.3	24	(4)	20	8	0
Asia Pacific	1.2	25	(1)	4	22	0
Canada, Mexico, South America	0.7	10	4	1	3	2

*	Net impact of acquisitions and divestitures and a change in management reporting for certain intersegment transfers.

  Volumes increased in all segments and regions.
  U.S. sales increased 8 percent including 3 percent volume growth and a 3 percent benefit from the net impact of acquisitions and divestitures.
  European sales increased 24 percent on 8 percent higher volume, and 16 percent higher U.S. dollar prices driven by currency.
  Asia Pacific sales were up 25 percent reflecting 22 percent higher volume due to continued strength in all segments.

Business Segment Performance
          Summarized below are comments on individual segment sales and after-tax operating income (ATOI) for the first quarter 2003 compared with the first quarter 2002. All segments had a benefit to sales ranging from 5-8 percent resulting from the currency effect of the weaker dollar. Additional segment information is available to investors and the public via the earnings data section of the DuPont Investor Web site.

  Agriculture & Nutrition - Sales of $1.8 billion increased 11 percent reflecting 5 percent higher U.S. dollar selling prices, 4 percent higher volume, and a 2 percent benefit from the acquisition of Liqui-Box. ATOI was $378 million versus $323 million, up 17 percent, principally reflecting higher sales of production agriculture products, partly offset by the negative impact of higher non-cash pension expense.
  Coatings & Color Technologies - Sales of $1.3 billion were up 12 percent reflecting 5 percent higher volume and 7 percent higher U.S. dollar selling prices. ATOI declined 13 percent to $74 million primarily due to higher TiO2 raw material costs in addition to higher non-cash pension expense.
  Electronic & Communication Technologies - Sales of $0.7 billion were up 17 percent, principally reflecting higher sales volumes, as U.S. dollar prices were flat. ATOI was $21 million versus $45 million last year. Earnings declined due to increased R&D and start-up costs for Displays Technologies, as well as higher non-cash pension expense.
  Performance Materials - Sales of $1.3 billion were up 15 percent due to 12 percent higher volume, 4 percent higher U.S. dollar selling prices, and a 1 percent reduction due to the divestiture of the DuPont™ Clysar® shrink film business. ATOI of $75 million was 11 percent lower due to higher raw material and non-cash pension costs.

  Pharmaceuticals - ATOI of $95 million was up 86 percent over prior year ATOI of $51 million. A substantial portion of the increase is attributable to earnings related to a wholesaler buy-in in anticipation of a price increase for Cozaar® /Hyzaar® .. Cozaar® /Hyzaar® continue to show solid growth globally, driven in part by new indications.
  Safety & Protection - Sales of $1 billion were up 19 percent due to higher volumes, the acquisition of ChemFirst, and higher U.S. dollar selling prices. ATOI increased 24 percent to $128 million despite higher non-cash pension expense, reflecting higher earnings from nonwoven and aramid products.
  Textiles & Interiors (DTI) - Sales of $1.7 billion reflect 5 percent higher volume and 6 percent higher U.S. dollar selling prices. In addition, in preparation for the planned separation of DTI, the company changed its management reporting regarding intermediates supplied to Performance Materials to reflect market-based transfers. This change increased first quarter 2003 segment sales by 8 percent versus prior year. ATOI was a loss of $5 million. First quarter 2002 ATOI of $20 million included a net charge of $10 million for special items. The earnings decline principally reflects lower margins due to higher raw material and non-cash pension costs.

Outlook
          Although the company currently expects the global economic recovery to resume its moderate pace later in 2003, the near-term economic outlook is somewhat restrained -- particularly for industrial production in developed economies. In addition, for the second quarter 2003 versus the prior year:

  The company expects significantly higher energy related raw material costs. The year over year negative impact in the second quarter is expected to be at least double what it was in the first quarter of 2003.
  As previously announced, the company will incur higher non-cash expense in 2003, mainly related to pension. This will negatively affect earnings per share versus the prior year by approximately 10 cents per quarter throughout 2003.

          Despite these challenges, the company expects its businesses to continue to perform well in the market place, driving both volume growth and price increases. Taking all of these factors into account, the company expects to deliver earnings per share for the first half of 2003 that are in line with the current First Call earnings estimate consensus of $1.16 (which excludes the impact of DuPont's first quarter special item and cumulative effect of a change in accounting principle), yielding a second quarter earnings outlook in the mid- to high 50 cents per share range. This outlook does not reflect any special items in the second quarter.

          "Our leadership fully understands the near term challenges -- slower economic growth and higher costs," said Holliday. "Our businesses are focused on what they can control, keeping a tight rein on cash costs and driving sales and volume growth by staying close to the customer. I am confident that we will continue to outperform our competition."
          DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Use of Non-GAAP Measures

          Management believes that earnings before special items, a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on

Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

4/29/03

DuPont™ , Benlate® , Clysar® , Cozaar® and Hyzaar® are a trademark and registered trademarks of E. I. du Pont de Nemours and Company.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES
	Three Months Ended
CONSOLIDATED INCOME STATEMENT	March 31
(Dollars in millions, except per share)	2003	2002

NET SALES	$7,008	$ 6,142
Other Income(a)	178	57

Total	7,186	6,199

Cost of Goods Sold and Other Operating Charges(b)	4,855	3,984
Selling, General and Administrative Expenses	730	645
Depreciation	329	305
Amortization of Intangible Assets	56	51
Research and Development Expense	315	287
Interest Expense	81	90
Employee Separation Costs and Write-Down of Assets(c)	-	9

Total	6,366	5,371

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	820	828
Provision for Income Taxes	231	328
Minority Interests in Earnings of Consolidated Subsidiaries	25	21

INCOME BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES	564	479
Cumulative Effect of Changes in Accounting Principles, Net of Income Taxes(d)	(29)	(2,944)

NET INCOME (LOSS)	$ 535	$(2,465)

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK(e)
Income before Cumulative Effect of Changes in Accounting Principles	$ .56	$ .48
Cumulative Effect of Changes in Accounting Principles	(.03)	(2.96)

Net Income (Loss)	$ .53	$ (2.48)

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK(e)
Income before Cumulative Effect of Changes in Accounting Principles	$ .56	$ .48
Cumulative Effect of Changes in Accounting Principles	(.03)	(2.94)

Net Income (Loss)	$ .53	$ (2.46)

DIVIDENDS PER SHARE OF COMMON STOCK	$ .35	$ .35

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT
(a)

First quarter 2002 includes an exchange loss of $63 resulting from the mandatory conversion of the Company's U.S. dollar-denominated trade receivables to Argentine pesos and moving from a preferential to a free-market exchange rate.

(b)	First quarter 2003 includes a charge of $78 to provide for settlement of the 1995 Benlate® shareholder litigation case.

(c)

First quarter 2002 includes a charge of $39 to withdraw from a polyester joint venture in China. This charge is partly offset by a $30 gain resulting principally from a favorable litigation settlement associated with exiting a nylon joint venture in China.

(d)

On January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record an asset and related liability for the costs associated with the retirement of a long-lived tangible asset if a legal liability to retire the asset exists. The Company recorded a cumulative effect adjustment to income of $29.

The Company's adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," resulted in a cumulative effect adjustment to income of $2,944 effective January 1, 2002.

(e)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended
	March 31

	Basic	Diluted

2003	995,752,067	998,192,276
2002	995,776,462	1,001,260,784

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES
	Three Months Ended
CONSOLIDATED SEGMENT INFORMATION(a)	March 31
(Dollars in millions)	2003	2002

SEGMENT SALES(b)
Agriculture & Nutrition	$1,790	$ 1,606
Coatings & Color Technologies	1,269	1,137
Electronic & Communication Technologies	677	578
Performance Materials	1,336	1,163
Safety & Protection	985	827
Textiles & Interiors	1,717	1,439
Other	3	8

Total Segment Sales	7,777	6,758

Elimination of Transfers	(219)	(95)
Elimination of Equity Affiliate Sales	(550)	(523)
Miscellaneous	-	2

CONSOLIDATED NET SALES	$7,008	$ 6,142

AFTER-TAX OPERATING INCOME (LOSS)
Agriculture & Nutrition	$ 378	$ 323
Coatings & Color Technologies	74	85
Electronic & Communication Technologies	21	45
Performance Materials	75	84
Pharmaceuticals	95	51
Safety & Protection	128	103
Textiles & Interiors(c)	(5)	20
Other(d)	(69)	(20)

Total Segment ATOI	697	691

Interest & Exchange Gains and Losses(e)	(43)	(122)
Corporate Expenses	(83)	(78)
Corporate Minority Interest(f)	(7)	(12)

Income Before Cumulative Effect of Changes in Accounting Principles	564	479

Cumulative Effect of Changes in Accounting Principles(g)	(29)	(2,944)

NET INCOME (LOSS)	$ 535	$(2,465)

FOOTNOTES TO CONSOLIDATED SEGMENT INFORMATION
(a)	Certain reclassifications of segment data have been made to reflect 2003 changes in organizational structure.

(b)	Includes transfers and pro rata share of equity affiliate sales. Beginning in 2003, Textiles & Interiors segment sales include transfers of intermediates to Performance Materials.

(c)

First quarter 2002 includes a charge of $29 to withdraw from a polyester joint venture in China, partly offset by a $19 gain resulting principally from a favorable litigation settlement associated with exiting a nylon joint venture in China.

(d)	First quarter 2003 includes a charge of $51 to provide for settlement of the 1995 Benlate® shareholder litigation case.

(e)

First quarter 2002 includes an exchange loss of $63 resulting from the mandatory conversion of the Company's U.S. dollar-denominated trade receivables to Argentine pesos and moving from a preferential to a free-market exchange rate.

(f)	Represents a rate of return to minority interest investors who made capital contributions to consolidated subsidiaries.

(g)

On January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record an asset and related liability for the costs associated with the retirement of a long-lived tangible asset if a legal liability to retire the asset exists. The Company recorded a cumulative effect adjustment to income of $29.

The Company's adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," resulted in a cumulative effect adjustment to income of $2,944 effective January 1, 2002.

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SEGMENT SALES(a)
(1st QUARTER 2003 VS. 1st QUARTER 2002)
	Segment Sales
	Three Months Ended		Percentage Change Due to:
	March 31		U.S.$
	$	% Change	Price	Volume	Other(b)

Agriculture & Nutrition	$1,790	11%	5%	4%	2%
Coatings & Color Technologies	1,269	12	7	5	-
Electronic & Communication Technologies	677	17	-	13	4
Performance Materials	1,336	15	4	12	(1)
Safety & Protection	985	19	5	7	7
Textiles & Interiors	1,717	19	6	5	8
Other	3	(63)	-	(63)	-

Total	$7,777	15%	5%	7%	3%
(a)	Includes transfers and pro rata share of equity affiliate sales.
(b)

Includes impacts from the sale of Clysar® , and acquisitions of Liqui-Box and ChemFirst. In preparation for the planned separation, Textiles & Interiors segment sales includes market-based transfers of intermediates to Performance Materials beginning in 2003.

SEGMENT INFORMATION	Three Months Ended
EXCLUDING IMPACT OF SPECIAL ITEMS -	March 31
(Dollars in millions)	2003	2002	% Chg.

AFTER-TAX OPERATING INCOME
Agriculture & Nutrition	$378	$ 323	17%
Coatings & Color Technologies	74	85	(13)
Electronic & Communication Technologies	21	45	(53)
Performance Materials	75	84	(11)
Pharmaceuticals	95	51	86
Safety & Protection	128	103	24
Textiles & Interiors	(5)	30	N/M
Other	(18)	(20)	N/M

Total Segment ATOI	748	701	7%

Interest & Exchange Gains and Losses	(43)	(59)
Corporate Expenses	(83)	(78)
Corporate Minority Interest	(7)	(12)

INCOME BEFORE SPECIAL ITEMS AND CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES	615	552	11%

Special Items	(51)	(73)

INCOME BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES	564	479

Cumulative Effect of Changes in Accounting Principles	(29)	(2,944)

NET INCOME (LOSS)	$535	$(2,465)

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

FINANCIAL SUMMARY
(Dollars in millions, except per share)

1st Quarter 2003 Vs.
1st Quarter 2002
Variance Analysis: Income Before Cumulative Effect of Changes in Accounting Principles

Local Prices	$ (40)
Volume	105
Costs	(180)
Currency	75
Other Income (mostly Pharmaceuticals)	55
Other	48

Total Before Special Items	63

Special Items	22

Total	$ 85

	Three Months Ended
	March 31
	2003	2002	% Chg.
Selected Income Statement Data -
Excluding Impact of Special Items
And Cumulative Effect of Changes
In Accounting Principles

Consolidated Net Sales	$7,008	$6,142	14%
Segment Sales	7,777	6,758	15
Segment ATOI*	748	701	7
EBIT*	947	966	(2)
EBITDA*	1,317	1,307	1
Income	615	552	11
EPS - Diluted	0.61	0.55	11

*	See Reconciliation of Non-GAAP Measures.

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)

Reconciliation of Segment ATOI
	Three Months Ended
	March 31

	2003	2002

Segment ATOI Excluding Special Items	$748	$701
Special Items included in Segment ATOI	(51)	(10)

Segment ATOI	$697	$691

Reconciliation of EBIT / EBITDA to Consolidated Income Statement
	Three Months Ended
	March 31
	2003	2002

Income Before Income Taxes and Minority Interests	$ 820	$ 828

Less:
Minority Interest in Earnings of Consolidated Subsidiaries(1)	(22)	(16)
Add:
Net Interest Expense(2)	71	82
Special Items	78	72

EBIT	947	966

Add:
Depreciation and Amortization(3)	370	341

EBITDA	$1,317	$1,307

(1)	Excludes income taxes and corporate minority interests.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

April 29, 2003